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                                                                         10.33.5

10 May 1996



The Directors
Horizon Exploration Limited
6 Pembroke Road
Sevenoaks
Kent
TNI IXR

Dear Sirs,

We refer to the Facility Letter dated the 24th August 1994 and the Amendment Letters No. 1 and No. 2 dated the 3rd February 1995 and 19th February 1996 respectively (together the Amendment Letters) between Horizon Exploration Limited (the Company) and the Bank of N.T. Butterfield & Son Limited (the
Bank).

The Bank is pleased to confirm that the Facility is amended as follows and except as otherwise specified in this letter, the terms and expressions defined in the Facility Letter and Amendment Letters shall have the same meaning and effect where used herein.

The amendments to the Facility are:

1.       Clause 1. Amount and Purpose - the opening paragraph is now to read.

         "The maximum aggregate sum to be drawn under the facility shall be temporarily increased by L.840,000 (Eight Hundred and Forty Thousand Pounds Sterling) (the Temporary Increase) to a new limit which is not to exceed L.5,400,000 (Five Million Four Hundred Thousand Pounds Sterling) (the Facility Amount) or subject to availability the equivalent in any other major currency other than Pounds Sterling (the Alternative Currency)."

         Subject to the Company continuing to comply with the terms and conditions of the Facility and providing that an Event of Default or Potential Event of Default (as defined in clause 15. d) shall not have occurred which has not been expressly waived by the Bank in writing or which has not been remedied to the Bank's satisfaction or would result from such utilization, the Facility Amount will remain available to the Company until the 30th September 1996 after which date the Facility Amount will be reduced by L.840,000 (Eight Hundred and Forty Thousand Pounds Sterling) to L.4,560,000 (Four Million Five Hundred and Sixty Thousand Pounds Sterling).
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2.       Clause 2. Amount and Purpose paragraph a) is now to read.

         "Within the Facility Amount, a sub-limit of up to L.5,000,000 (Five Million Pounds Sterling) which will remain available to the Company until 30th September 1996 after which date this sub-limit will be reduced to L.4,160,000 (Four Million One Hundred and Sixty Thousand Pounds Sterling)."

3. Clause 4. Fees and Commissions paragraph c) Facility Fee is now to read:

         i) The Bank will charge an annual Facility Fee calculated on the aggregate of the sub-limits referred to in clause 1 a), b) and
                 c) at a rate of 0.75% per annum.

         ii) Where a Temporary Increase is made available to the Company, the Bank will charge a flat fee of 0.5% calculated on the amount of such Temporary Increase.

4.       Clause 9 Covenants, paragraph 1) is now to read.

         a) The Company is to comply with the following financial covenants which will be measured against the Company's audited Report and Accounts for the year ending 31st December 1996.

                 i)       Gearing: Not greater than 0.75:1
                 ii)      Leverage: Not more than 1.75:1
                 iii)     Interest Cover: Not less than 3.25 times the sum paid
                 iv) Net Worth: Not less than L.5,500,000 (Five Minion Five Hundred Thousand Pounds Sterling)

         b) The following definitions shall apply in respect of the Financial Covenants.

                 "Gearing"                 means an interest bearing debt net
                                           of cash balances to Net Worth.

                 "Leverage"                means the aggregate total of the
                                           balance sheet liabilities to Net
                                           Worth.

                 "Interest Cover"          means the total of the operating
                                           profits before interest and tax.

                 "Net Worth"               means the paid up share capital plus
                                           retained earnings and the
                                           Subordinated Loan, less intangible
                                           assets and all quoted and non quoted
                                           investments.

                 "Subordinated Loan"       means the loan granted to the
                                           Company by Energy Research
                                           International Limited, c/o
                                           Caledonian Bank and Trust





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                                           Limited, P.O. Box 1045, Georgetown,
                                           Grand Cayman, Cayman Islands
                                           (E.R.I.L.) in the sum of USD
                                           2,000,000 and is shown as part
                                           equity and part loan in the Balance
                                           Sheet. For the avoidance of doubt
                                           the Subordinated Loan is
                                           subordinated to this Facility and
                                           the Term Loan Facility as per the
                                           Deed of Subordination between the
                                           Bank and E.R.I.L. dated 21st March
                                           1995."

5.       Clause 18, Expiry/Review Date of the Facility

         The Expiry Date is now to read "31st March 1997"

All other terms and conditions remain unchanged.

The amendments contained in this letter (Amendment No. 3) will become effective upon receipt by the Bank of the following:

i) The duplicate copy of this letter signed by authorized officers of the Company; and

ii) A Copy certified as true and accurate by a Director or the Company Secretary of a resolution of the Company's Board of Directors agreeing to accept the amended terms and conditions of the Facility; and

iii) The duplicate copy of this letter countersigned by the Guarantor and the IOM Guarantor acknowledging the amendments to the Facility.

The Bank is pleased to have arranged the amendments and trusts that the Facility will continue to operate to our mutual satisfaction.

Yours faithfully
for and on behalf of
The Bank of NT Butterfield & Son Limited

/s/ [illegible signature]                          /s/ [illegible signature]

Authorized signature                               Authorized Signature
                      /s/ G.M. Harrison





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We, Horizon Exploration Limited hereby confirm our acceptance of the amended terms and conditions to the Facility.

For and on behalf of
Horizon Exploration Limited



Authorized Signature(s)                            Date:

Signed pursuant to the Board Resolution dated 20 May, 1996, a copy of which is attached hereto.

                                  /s/ G.M. Harrison
                                  /s/ Neil A.M. Campbell

As IOM Guarantor, we Seismic Horizon Limited acknowledge the amendments to the terms and conditions of the Facility Letter and confirm that our Guarantee shall not be affected in any way by the amendments made to the Facility Letter.

For and on behalf of
Seismic Horizon Limited

                          /s/ George Purdie
                          /s/ G.M. Harrison

Authorized Signature(s)                            Date:

As Guarantor, we Exploration Holdings Limited acknowledge the amendments to the terms and conditions of the Facility Letter and confirm that our Guarantee shall not be effected in any way by the amendments made to the Facility Letter.

For and on behalf of
Exploration Holdings Limited



Authorized Signature(s)                            Date:

                          /s/ G.M. Harrison
                          /s/ George Purdie





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